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                                                                 EXHIBIT 3.1(b)


                             ROADWAY SERVICES, INC.

                    Certificate of Amendment by Shareholders to the Amended Articles of Incorporation


                 The undersigned, Daniel J. Sullivan, Chairman, Chief Executive Officer and President; and Douglas A. Wilson, Senior Vice President-Finance and Planning, Secretary and Chief Financial Officer, respectively, of ROADWAY SERVICES, INC., an Ohio corporation (the "Corporation"), do hereby certify, pursuant to Section 1701.73 of the Ohio Revised Code, that the following resolution to amend the Corporation's Amended Articles of Incorporation was duly adopted and approved, pursuant to Section 1701.71 of the Ohio Revised Code, by the affirmative vote of holders of a majority of the common stock, without par value, of the Corporation at a special meeting of the shareholders of the Corporation on December 14, 1995:

                 RESOLVED, that, promptly following the distribution of at least ninety-five percent (95%) of the outstanding shares of common stock of Roadway Express, Inc., ARTICLE I of the Company's Amended Articles of Incorporation be amended to read as follows:

                                   ARTICLE I

         The name of the Corporation shall be Caliber System, Inc.

                 IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this 31 day of December, 1995.





                                                   /s/ Daniel J. Sullivan
                                                   ----------------------
                                                   Daniel J. Sullivan,
                                                   Chairman, Chief Executive
                                                   Officer and President





                                                   /s/ Douglas A. Wilson
                                                   ---------------------
                                                   Douglas A. Wilson,
                                                   Senior Vice President -
                                                   Finance and Planning,
                                                   Secretary and Chief Financial
                                                   Officer